UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 15, 2004


                        AMERICAN SOUTHWEST HOLDINGS, INC.
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             (Exact name of registrant as specified in its charter)


          DELAWARE                      0-27947                   86-0800964
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(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)


4225 N. BROWN AVE., SCOTTSDALE, ARIZONA                             85251
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(Address of principal executive offices)                          (Zip Code)


       Registrant's telephone number, including area code: (480) 946-4006

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ITEM 2.01  COMPLETION OF ACQUISITION

     On December 15, 2004 American Southwest Holdings, Inc. (the "Company") completed its acquisition of Metal Sands Limited, an Australian mining company, which has 26 exploration licenses or license applications on properties throughout the Scott Coastal Plain region of Western Australia ("Metal Sands"). In July 2004 the shareholders of Metal Sands and the required Australian government agency approved the Company's proposed acquisition of Metal Sands. The Company will be issuing approximately 33,200,000 restricted shares of the Company's common stock to the Metal Sands shareholders.


ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

     In connection with the acquisition of Metal Sands, the Company will be issuing 33,200,000 shares of its restricted common stock to the approximately 32 shareholders of Metal Sands who are entities and individuals residing outside of the United States.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

     (a) The Company will be filing the financial information required by Item 9.01(a) of Form 8-K on or before March 1, 2005.

     (b) The Company will be filing the pro forma financial information required by Item 9.01(b) of Form 8-K on or before March 1, 2005.

     (c) A copy of the definitive agreement concerning the acquisition of Metal Sands is filed herewith as Exhibit 2.01.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto authorized.

                                  AMERICAN SOUTHWEST HOLDINGS, INC.



Date: December 16, 2004           By: /s/ Alan Doyle
                                      -------------------------------------
                                      Alan Doyle
                                      President (Chief Executive Officer)


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